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                      Second Amendment and Renewal of Lease


     This Second Amendment and Renewal of Lease made and entered into February 5, 1996, by and between GATEWAY INVESTMENTS CORP., a Florida corporation ("Landlord"), and GROUP LONG DISTANCE, INC., a Florida corporation ("Tenant).


                              W I T N E S S E T H:

     Landlord and Tenant are parties to that certain Crown Center Lease Agreement dated March 16, 1992 (the "Original Lease"), as amended and renewed pursuant to Amendment and Renewal of Lease dated November 22, 1994 (the "First Amendment"; together with the Original Lease, the "Lease").

     Landlord and Tenant desire to amend and renew the Lease on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. The Lease is hereby ratified, confirmed and approved on the terms and conditions set forth in the Lease except as otherwise provided herein.

     2. Tenant hereby exercises the renewal option set forth in Section 31.1 of the Original Lease, as amended by Section 7 of the First Amendment, and the Lease is hereby renewed for a term of two years, commencing March 19, 1998, and expiring March 18, 2000.

     3. Effective as of February 1, 1996, the "Second Expansion Space," known as Suite 204, will be added to the Leased Premises. Landlord shall provide new building standard carpeting and painting of the Second Expansion Space prior to February 1, 1996. Effective on February 1, 1996, Section 1.2 of the Lease shall be amended to read in its entirety as follows:

     1.2 Rentable Area. The Leased Premises consists of 7,948 rentable square feet and constitutes 11.90 percent of rentable square footage of the building.

Effective as of February 1, 1996, Exhibit B to the Lease shall be amended by adding thereto the floor plan of the Second Expansion Space attached hereto as Exhibit B-2.

     4. Effective as of the date hereof, Section 2.1 of the Lease, is hereby amended by adding thereto the following:
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     With respect to all the Leased Premises other than the Second Expansion
     Space, the Annual Rental for the period from March 19, 199S, through March

     18, 1999, shall be at the rate of $10.45 per rentable square foot and for the period from March 19, 1999, through March 18, 2000, shall be at the rate of $10.85 per rentable square foot.

     With respect to the Second Expansion Space, the Annual Rental for the period from February 1, 1996, through March 18, 2000, shall be at the rate of $8.25 per rentable square foot, plus operating expenses and taxes, as hereinafter provided, and net of Tenant electricity.

     Thus, the Annual Rental per rentable square foot for (i) 4,481 rentable square feet of the Leased Premises shall be calculated at the rates of $9.24 for the period ending February 29, 1996; $9.65 for the period from March 1, 1996, through February 28, 1997; $10.05 for the period from March 1, 1997, through March 18, 1998; $10.45 for the period from March 19, 1998, through March 18, 1999; and $10.85 for the period from March 19, 1999, through March 18, 2000; and (ii) 3,467 rentable square feet of the Leased Premises shall be calculated at the rate of $8.25 for the period from February 1, 1996, through March 18, 2000.

     Concurrently with the execution of this Second Amendment and Renewal of Lease, Tenant shall pay the first monthly installment of Annual Rental for the Second Expansion Space.

     5. Section 2.2(c) is hereby added to the Lease to read in its entirety as follows:

          (c) Notwithstanding Sections 2.2(a) and (b) hereof (which provide, as to 4,481 rentable square feet, that Tenant shall pay its pro rata share of increases in real estate taxes and insurance premiums over base year amounts therefor), with respect to the Second Expansion Space of 3,467 rentable square feet, Tenant's responsibility for Basic Operating Expenses (as hereinafter defined) is as follows:
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               (i)  Commencing February 1, 1996, with respect to the Second
          Expansion Space, in addition to the Annual Rental, Tenant shall pay to Landlord simultaneously with the payment of Annual Rental, Tenant's proportionate share (which is 5.19% with respect to the 3,467 rentable square feet in the Second Expansion Space) of Basic Operating Expenses. (Basic Operating Expenses are estimated to have been $4.00 per rentable square foot for the year 1995.)

               (ii) The term "Basic Operating Expenses" shall mean any and all operating costs and expenses associated with the Common Area and/or the building in which the Leased Premises is located and such operating costs and expenses as are associated with all buildings comprising Crown Center (the "Buildings") and the Crown Center development (the "Development") to the extent not chargeable to a specific tenant. All Basic Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Without limiting the generality of the foregoing, such Basic Operating Expenses shall include, but not be limited to, the following:

                    (1) Wages and salaries of all employees engaged in direct operation and maintenance of the Common Area, the Buildings, and the Development, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and
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                                                                               4

               hospitalization insurance and pension or retirement benefits for such employees;

                    (2) All supplies and materials used in the operation and
               maintenance of the Common Area, the Buildings and the Development;

                    (3) Cost of all utilities for the Common Area, including the cost of water, lighting, air-conditioning and ventilating, but excluding the cost of electricity for premises leased to a specific tenant;

                    (4) Cost of all maintenance and service agreements for the Common Area, the Buildings, and the Development, the equipment therein and grounds, including janitorial service, security service, landscape maintenance, alarm service, window cleaning and elevator maintenance;

                    (5) Cost of all insurance relating to the Common Area, the Building, and the Development, including casualty and liability insurance, insurance of Landlord's personal property used in connection therewith and rent insurance;

                    (6)  Real estate taxes, including all taxes and assessments
               and
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               governmental charges, whether Federal, State, County or Municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Common Area, the Buildings and the Development or the operation thereof excluding, however, Federal and State taxes on income and ad valorem taxes on Tenant's personal property and on the value of Tenant leasehold improvements to the extent that the same exceeds standard building allowances;

                    (7) Cost of repairs and general maintenance (excluding such repair and general maintenance paid by insurance proceeds or by Tenant and other third parties and alterations attributable solely to tenants of the Buildings other than the Tenant);


                    (8) Legal expenses, accounting expenses and management fees incurred by the Landlord in connection with the operation of the Development;

                    (9) Costs incurred in compliance with new or revised Federal or State laws or Municipal ordinances or codes or
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               regulations promulgated under any of the same;

                    (10) Amortization of the cost of installation of capital
               investment items which are primarily for the purpose of reducing (or avoiding increases in) operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the applicable items, with the amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Buildings.

               Basic Operating Costs shall not include (i) expenditures classified as capital expenditures for Federal Income Tax purposes (except as set forth in (10) above, (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, any other tenant of the Buildings, or any other third party, (iii) costs of initial construction of the Buildings, (iv) cost of renovating or modifying space in the Buildings for lease to other tenants, (v) leasing commissions, ground rentals, and all non-cash expenses (including depreciation), (vi) debt service on any indebtedness secured by the Buildings, and (vii) legal costs incurred in connection with the making or enforcement of leases or the defense of any action brought by a tenant in connection with its lease.

     6. Section 31.1 of the Original Lease, as amended by Section 7 of the First Amendment, is hereby deleted.
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                                                                               7

     7. Commencing on February 1, 1996, Tenant shall increase the security deposit held by Landlord under the Lease by the payment of six consecutive monthly installments of $1,000.00 each.

     8. Tenant represents and warrants that there are no brokers involved in this transaction except The Langhorne Company. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all costs, claims, liabilities, expenses or damages of any kind whatsoever (including, but not limited to, attorneys' fees and costs at all tribunal levels) arising from any such brokerage claim made by any one other than the above-named broker, including, without limitation, any claim, debt or demand which may be made against Landlord or The Langhorne Company, and/or their respective agents and employees, by Scott Minchew and/or Scott Minchew & Company.


     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment and Renewal of Lease in several counterparts, each of which shall be deemed an original as of the day and year first above written.


WITNESSES:                         GATEWAY INVESTMENTS CORP.

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                                   by   /s/Richard M. Langhorne, Voting Trustee
-----------------------------           ---------------------------------------
                                        Richard M. Langhorne
                                        Voting Trustee


                                   GROUP LONG DISTANCE, INC.

/s/ [Illegible]
-----------------------------
/s/Donna H. Dunne                  by   /s/ Andrea Morey
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                                   Its: V.P. Administration
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